UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2013

Jefferies Group LLC

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

Jefferies Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Subcommittee of the Compensation Committee of the Board of Directors (the “Subcommittee”) approved the 2013 executive compensation program for Michael Sharp, our Executive Vice President, General Counsel and Secretary and John Stacconi, our Global Treasurer, on February 28, 2013. The Subcommittee also approved a change to the performance measures for Messrs. Handler and Friedman’s bonus calculation for fiscal 2013, 2014 and 2015 from earnings per share, return on equity and pre-tax profit margin to earnings before income tax, pre-tax return on tangible equity and pre-tax profit margin for each applicable year. A summary of the approved compensation program is attached as Exhibit 10 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished with this report:

Number	Exhibit
10	Summary of 2013 executive compensation program for Messrs. Sharp and Stacconi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group LLC

Date: March 1, 2013	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10	Summary of 2013 executive compensation program for Messrs. Sharp and Stacconi